UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 18, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 18, 2008, Stereotaxis, Inc. (the “Company”) and Biosense Webster, Inc. (“Biosense Webster”) entered into a Second Amendment to Development Alliance and Supply Agreement (the “Amendment”), which amends their Development Alliance and Supply Agreement, dated May 7, 2002 (the “Master Collaboration Agreement,” and together with all previous amendments, the “Existing Agreement”). Pursuant to the Amendment, Biosense Webster agreed to pay to the Company, within 10 business days of the execution of the Amendment, $10.0 million as an advance on revenue share amounts that are currently owed or may be owed in the future by Biosense Webster to the Company pursuant to the revenue share provisions of the Existing Agreement. The Company and Biosense Webster also agreed that an aggregate of up to $8.0 million of certain agreed upon research and development expenses that are currently owed or may be owed in the future by the Company to Biosense Webster pursuant to the Existing Agreement (including approximately $6.7 million due as of July 1, 2008) will be deferred and will be due, together with any unrecouped portion of the $10.0 million revenue share advance, on the Final Payment Date (as defined below). Interest on the outstanding and unrecouped amounts of the revenue share advance and deferred research and development expenses will accrue at an interest rate of the prime rate plus 0.75%. Outstanding revenue share advances and deferred research and development expenses and accrued interest thereon will be recouped by Biosense Webster from time to time by deductions from revenue share amounts otherwise owed to the Company from Biosense Webster pursuant to the Existing Agreement (including approximately $1.5 million due as of July 1, 2008, which will be recouped immediately upon the advancement of funds pursuant to the Amendment). The Company has the right to prepay any amounts due pursuant to the Amendment at any time without penalty.

All funds owed by the Company to Biosense Webster pursuant to the Amendment must be repaid on the sooner of December 31, 2011 or the date of an Accelerating Recoupment Event as defined below (the “Final Payment Date”). If repayment is not completed by the December 31, 2009 expiration date of the Master Collaboration Agreement, Biosense Webster will continue to recoup amounts owed under the Amendment from revenue share on the sale of non-irrigated catheters at the rate used to determine the revenue share in the last quarter of the final year in which the Master Collaboration Agreement was in effect, under a non-exclusive worldwide license described below. Commencing on May 15, 2010 the Company shall make quarterly payments (the “Supplemental Payments”) to Biosense Webster equal to the difference between the aggregate revenue share payments recouped by Biosense from the Company (other than revenue share amounts attributable to Biosense Webster’s sales of irrigated catheters) in such quarter and $1 million, until the earlier of (1) the date all funds owed by the Company to Biosense Webster pursuant to the Amendment are fully repaid or (2) the Final Payment Date. An Accelerating Recoupment Event means any of the following: (i) the closing of any equity-based registered public financing transaction or in the event of convertible debt, the conversion of such debt into equity (a “Financing”) which raises at least $50 million for the Company; (ii) the failure of the Company to make any Supplemental Payment; or (iii) a change of control of the Company (as defined in the Amendment). In addition the Amendment provides for a partial repayment acceleration whereby the Company must repay 75% of all any outstanding and unrecouped funds under the Agreement in the event of a Financing of at least $40 million (but less than $50 million), or 50% in the event of a Financing of at least $30 million (but less than $40 million). If the Company does not repay all amounts owed pursuant to the Amendment by the Final Payment Date, Biosense Webster shall have a non-exclusive perpetual fully paid worldwide license under certain Company intellectual property to the extent necessary in order to continue to make, have made, use, and sell irrigated and non-irrigated catheters, and compatible CARTO Systems for use with such catheters on a non-exclusive basis. If the Company repays all amounts owing to Biosense Webster under the Amendment prior to the Final Payment Date, this license terminates.

The Company also granted Biosense Webster a non-exclusive right and associated non-exclusive licenses under certain Company intellectual property that will allow Biosense Webster to connect to its customers via the Company’s Odyssey® Network in order to provide clinical and technical support for Biosense Webster products and related services. Biosense Webster will pay the Company a fee equal to a specified premium over the Company’s fully-loaded cost (including an agreed upon allocation of overhead) of establishing and continuing to provide and support Biosense Webster’s connection to the Odyssey Network, provided that such fee will be reduced if the Company provides similar services at a lower rate to any one of several named third parties. The connection rights do not include the cost of Odyssey Network Solutions products or services, licenses, installation or maintenance, which Biosense Webster and its customers would be required to purchase in accordance with the Company’s standard terms and conditions. In the event of a change of control of the Company or the sale or transfer of the Odyssey Network Solutions, the obligations of the Company or any successor to maintain or support the connection rights are limited to a specified period following such a change of control, sale or transfer. Biosense Webster will continue to hold a non-exclusive license to certain of the Company’s s intellectual property rights relating to the Odyssey Network Solutions in such event.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in the first two paragraphs under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 24, 2008, the Company made an announcement relating to the Amendment discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements and Additional Information

The Company may make statements herein or incorporated herein release that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company’s actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: July 24, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated July 24, 2008